UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2017

FALCONSTOR SOFTWARE, INC
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, FalconStor Software, Inc. (the “Company”) has incurred significant operating losses in the previous eight years and negative cash flow from operations in five of the previous eight years, which has raised substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s Form 10-Q for the six months ended June 30, 2017 (the “Form 10-Q”), stated that the failure to generate sufficient revenue, billings, control or further reduce expenditures and/or the inability to obtain financing will result in an inability of the Company to continue as a going concern and to the extent that the Company continues to incur losses it will need to seek financing. Subsequent to June 30, 2017, the Company has continued to incur losses and accordingly the Company requires additional financing in the very near term to meet its operating cash flow needs. The Company is actively seeking short term financing as well as exploring all strategic options. As disclosed in the Form 10-Q, there can be no assurance that the Company will be able to obtain financing or that such financing will be on favorable terms and any such financing would be dilutive to the Company’s stockholders. If the Company cannot obtain additional financing in the near term, the Company will no longer be able to continue as a going concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Patrick McClain
		Name:	Patrick McClain
		Title:	Chief Financial Officer